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                                                                    Exhibit 3.4


                          CERTIFICATE OF INCORPORATION
                                       OF
                       COMPUTER PROGRAMS AND SYSTEMS, INC.

                                    ARTICLE I
                                      NAME

         The name of the corporation is Computer Programs and Systems, Inc.

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation in the state of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                     PURPOSE

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware, now or as hereafter amended.

                                   ARTICLE IV
                                  CAPITAL STOCK

         Section 1. The total number of shares of stock which the Corporation shall have authority to issue is thirty million (30,000,000) shares, which shall consist entirely of thirty million (30,000,000) shares of common stock, $.001 par value per share (Common Stock).

         Section 2. At all lawfully constituted meetings of the stockholders of the Corporation, the holders of shares of Common Stock shall be entitled to one vote per share. The holders of shares of Common Stock shall, except as herein otherwise provided, have such other rights and privileges as are expressly provided by law.

         Section 3. No holder of shares of authorized stock shall have preemptive rights or shall otherwise be entitled, as a matter of right, to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of any class of stock, or to which shall be attached or appertain any warrants or rights entitling the holder thereto to purchase or subscribe for shares of any class of stock.

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                                    ARTICLE V
                                    DIRECTORS

         Section 1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

         Section 2. Following the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Public Offering, the term of office of the Class II directors shall expire and Class II director shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

         Section 3. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                                   ARTICLE VI
                              ELECTION OF DIRECTORS

         Section 1. Stockholders of the Corporation shall not have the right to cumulate votes in the election of directors.

         Section 2. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

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                                   ARTICLE VII
                              STOCKHOLDER MEETINGS

         Section 1. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering, and following the closing of the Initial Public Offering, no action shall be taken by the stockholders by written consent, such ability to act by written consent in lieu of a meeting is specifically denied.

         Section 2. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

         Section 3. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, repeal, alter, amend, and rescind the Bylaws of the Corporation by a resolution adopted by a majority of the directors.

                                   ARTICLE IX
                        LIMITATION OF DIRECTOR LIABILITY

          No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of Delaware (or any provision of Delaware law that replaces Section 174) or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article IX that increases the exposure of directors to personal liability shall be prospective only and will not apply to any action or failure to act by directors prior to such repeal or modification.

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                                    ARTICLE X
                MERGERS, SHARE EXCHANGES, AND OTHER TRANSACTIONS

         A merger, share exchange, sale of substantially all of the Corporation's assets, or dissolution must be approved by the affirmative vote of a majority of the Corporation's outstanding shares entitled to vote, or if separate voting by voting groups is required then by not less than a majority of all the votes entitled to be cast by that voting group.

                                   ARTICLE XI
                   CORPORATION'S ACQUISITION OF ITS OWN SHARES

         The Corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal with and in its own shares. The shares, so acquired shall have the status of authorized and unissued shares of Common Stock and shall not be regarded as cancelled or as a reduction to the authorized capital of the Corporation unless specifically so designated by the Board of Directors in an amendment to this Certificate of Incorporation. Nothing in this Article limits or restricts the right of the Corporation to resell or otherwise dispose of any of its shares previously acquired for such consideration and according to such procedures as established by the Board of Directors.

                                   ARTICLE XII
                                 INDEMNIFICATION

         Section 1. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefits plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall insure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article, the Corporation shall indemnify any such person seeking indemnification in

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connection with a proceeding (or part hereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

         Section 2. If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time hereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate or Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         Section 4. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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         Section 5. As used in this Article, references to "the Corporation"
shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees and agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of the Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation of its separate existence had continued.

         Section 6. If this Article or any portion hereof shall have invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee and agent of the Corporation as to expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suite or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted (i) by any applicable portion of this Article that shall not have been invalidated or (ii) by any other applicable law.

                                  ARTICLE XIII
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, or as expressly provided for herein, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                                   ARTICLE XIV
               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

         Until such time as this Article may be changed in accordance with applicable law, the Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware ("Section 203"), and the restrictions contained in Section 203 shall not apply to the Corporation.

                                   ARTICLE XV
                                  INCORPORATOR

         The name and the mailing address of the Sole Incorporator is as follows:

                                  Gregory S. Curran, Esq.
                                  Maynard, Cooper and Gale, P.C.
                                  1901 Sixth Avenue North
                                  2400 AmSouth/Harbert Plaza
                                  Birmingham, AL  35203

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         IN WITNESS WHEREOF, this Certificate has been subscribed this 13th day of March, 2002 by the undersigned who affirms that the statements made herein are true and correct.

                                                  /s/  Gregory S. Curran
                                                  ------------------------------
                                                  Gregory S. Curran
                                                  Sole Incorporator

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